UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Servotronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0-11.

Dear Fellow Shareholder:

We invite you to join us for the Annual Meeting of Shareholders of Servotronics, Inc. (the “Company”) on June 3, 2025, at 9:00 a.m., Eastern Time. The Annual Meeting will be held a held virtually at the following Website: www.cesonlineservices.com/svt25_vm.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be voting to elect five directors, approve on an advisory basis our named executive officer compensation, indicate a preference for the frequency of future advisory votes to approve the compensation of our named executive officers and ratify the appointment of Freed Maxick P.C. as our independent auditors for 2025.

Your vote is particularly important this year. As you may be aware, Beaver Hollow Wellness, LLC (together with its affiliates, “BHW”) has notified the Company that BHW has nominated a slate of four nominees (the “BHW Nominees”) to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, white proxy card, and other solicitation materials from BHW; however, since BHW has the option to choose which of our shareholders will receive their proxy solicitation materials, we cannot be certain whether you will receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, BHW or the BHW Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, BHW, or any other statements that BHW may otherwise make.

Our Board of Directors does NOT endorse any of the BHW Nominees and unanimously recommends that you vote “FOR” each of the five highly qualified nominees proposed by our Board of Directors on the enclosed BLUE proxy card. The Company’s Board of Directors strongly urges you NOT to sign or return any white proxy card sent to you by BHW. If you have previously submitted a white proxy card sent to you by BHW, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting at any time before it is exercised by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via telephone or the Internet. Even if you would like to elect some or all of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

We strongly encourage you to read the accompanying proxy statement carefully and to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. For your convenience, you may vote your shares by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via telephone or the Internet. It is important that your shares be represented at the meeting, regardless of the number of shares you hold.

Thank you for your interest and investment in Servotronics, Inc.

Sincerely, William F. Farrell, Jr. Chief Executive Officer

If you have any questions or need assistance voting your proxy, please contact Georgeson LLC, our proxy solicitor assisting us in connection with the Annual Meeting.

51 West 52nd Street, 6th Floor

New York, NY 10019

Shareholders, Banks and Brokers

Call Toll Free:

866-807-2911

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Servotronics, Inc. (the “Company”) will be held on June 3, 2025 at 9:00 a.m. Eastern Daylight Time. This year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. Because the Annual Meeting is virtual and being conducted via live webcast, shareholders will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the proxy statement.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.	Elect five directors to serve until the 2026 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;

2.	Vote on an advisory resolution to approve the compensation of our Named Executive Officers for 2024;

3.	Vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve the compensation of our Named Executive Officers; and

4.	Ratify the appointment of Freed Maxick P.C. as the Company’s independent registered public accounting firm for the 2025 fiscal year.

If any other matters properly come before the Annual Meeting, including, among other things, a motion to adjourn or postpone the Annual Meeting to another time, place, or both for the purpose of soliciting additional proxies or otherwise, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment. As of the date of the proxy statement, our Board is not aware of any other business to come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.

Only shareholders of record of the Company’s common stock as of the close of business on April 11, 2025 are entitled to notice of and to vote at the Annual Meeting. Such shareholders are urged to submit a BLUE proxy card, even if their shares were sold after such date.

The Annual Meeting will be held online via a live webcast at www.cesonlineservices.com/svt25_vm. You may only participate in the virtual meeting by registering in advance at www.cesonlineservices.com/svt25_vm prior to the deadline of 9:00 a.m. Eastern Daylight Time on June 2, 2025. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the Annual Meeting and will permit them to submit questions during the Annual Meeting.

We received notice from Beaver Hollow Wellness, LLC (together with its affiliates, “BHW”) that it has nominated a slate of four nominees to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors does NOT endorse the election of any of the BHW nominees for director and recommends that you vote “FOR” each of the Company’s five highly qualified director nominees. You may receive proxy solicitation materials from BHW or other persons or entities affiliated with BHW, including an opposition proxy statement and white proxy card. Our Board of Directors urges you to disregard such materials. We are not responsible for the accuracy of any information provided by or relating to BHW or its nominees contained in solicitation materials filed or disseminated by or on behalf of BHW or any other statements BHW may otherwise make. BHW chooses which of the Company’s shareholders will receive its proxy solicitation materials. Therefore, you may or may not receive those materials depending on what BHW decides.

Even if you have previously signed a white proxy card sent to you by or on behalf of BHW, you have the right to change your vote by following the instructions on the enclosed BLUE proxy card to vote via telephone or the Internet or by marking, signing, dating and returning the enclosed BLUE proxy card by mail in the postage-paid envelope provided. Only the latest-dated, properly executed proxy you submit will be counted. We urge you to disregard any white proxy card sent by or on behalf of BHW or any person other than the Company. Voting to “WITHHOLD” your vote with respect to the nominees on any white proxy card that is circulated by or on behalf of BHW is not the same as voting for the Company’s director nominees, because a vote to “WITHHOLD” with respect to any of the nominees on a white proxy card will revoke any previous proxy submitted by you on the BLUE proxy card. Your vote is very important.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY’S FIVE DIRECTOR NOMINEES NAMED ON THE ENCLOSED BLUE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BHW.

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. We encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions on the enclosed BLUE proxy card.

If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, our proxy solicitor, at 866-807-2911.

Whether you plan to be present at the Annual Meeting or not, you are requested to promptly submit your proxy to ensure that your shares will be represented by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via telephone or the Internet.

By Order of the Board of Directors

Bernadine E. Kucinski Corporate Secretary

DATED: April 24, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2025

We will send this notice, the accompanying proxy statement, the form of BLUE proxy card, and our annual report to shareholders for the year ended December 31, 2024, beginning on or about April 24, 2025 to shareholders of record as of April 11, 2025, the record date for the Annual Meeting. This notice, the proxy statement, the form of BLUE proxy card and the annual report are also available free of charge at www.viewourmaterial.com/svt. You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these proxy materials?

The Board is providing this proxy statement and the enclosed BLUE proxy card in connection with its solicitation of proxies to be voted at the Annual Meeting. For more information on the participants in the Board’s solicitation, please see Appendix A to this proxy statement.

Whether or not you attend the meeting, we urge you to mark, sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided or follow the instructions on your BLUE proxy card to vote via telephone or the Internet.

What proposals are to be presented at the Annual Meeting and what are the Board’s voting recommendations?

As described in further detail later in this proxy statement, the purpose of the Annual Meeting is to consider and vote upon the following proposals. The Board’s recommendation on each of the proposals is indicated below.

Proposal		Board Recommendation

Proposal 1

Election of five directors to serve until the 2026 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified (the “Director Election Proposal”).

“FOR” all Company director nominees— Brent D. Baird William F. Farrell, Jr. Karen L. Howard Christopher M. Marks Evan H. Wax

Proposal 2	Approval of an advisory (non-binding) resolution to approve the compensation of our Named Executive Officers for 2024 (the “Executive Compensation Proposal”).	“FOR”

Proposal 3	Vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve the compensation of our Named Executive Officers (the “Advisory Vote Frequency Proposal”).	“ONE YEAR”

Proposal 4	Ratification of the appointment of Freed Maxick P.C. as the Company’s independent registered public accounting firm for the 2025 fiscal year (the “Auditor Ratification Proposal”).	“FOR”

Will other candidates be nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

Yes. Beaver Hollow Wellness, LLC has notified the Company that it intends to nominate four nominees (the “BHW Nominees”) for election as directors at the Annual Meeting in opposition to the five director nominees recommended by the Board. The Board does not endorse any of the BHW Nominees. If you have previously submitted a white proxy card sent to you by BHW, you have every right to change it and we strongly urge you to revoke that proxy by voting for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed BLUE proxy card and returning it in the postage-paid return envelope. Only your latest dated proxy will be counted. Even if you would like to elect one or more of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The SEC has adopted rules requiring the use of a universal proxy card in contested director elections. These universal proxy rules are applicable to the Annual Meeting. The Board’s nominees and the BHW Nominees will be included on the universal proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE BOARD’S NOMINEES LISTED ON THE ENCLOSED BLUE PROXY CARD. The Board strongly urges you to discard and NOT to sign or return any white proxy card sent to you by BHW. Even if you would like to elect one or more of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

How many nominees can be elected as directors at the Annual Meeting?

Only five nominees can be elected to the Board at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than the proposals described in this proxy statement.

The Board is not aware of any other business to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote in accordance with their judgment on such matters to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Why might I be receiving proxy materials from BHW?

As further described in the “Background of the Solicitation” section of this Proxy Statement, on January 9, 2025, BHW notified the Company that it is nominating the BHW Nominees for election as directors at the Annual Meeting in opposition to certain of the five director nominees recommended by the Board. The Company’s BLUE proxy card therefore includes the names of the purported BHW Nominees. The Board does not endorse the BHW Nominees and unanimously recommends that you vote “FOR” the election of the five nominees proposed by the Board.

You may receive a proxy statement, white proxy card and other solicitation materials from BHW. Since BHW has the option to choose which of our shareholders will receive their proxy solicitation materials, you may or may not receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, BHW or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, BHW or any other statements that BHW may otherwise make.

The Board strongly urges you to discard and not to sign or return any white proxy card sent to you by BHW. Voting on a white proxy card sent to you by BHW—even to withhold with respect to any of the BHW Nominees —is not the same as voting for the Board’s nominees on the BLUE proxy card because a vote to withhold with respect to any of the BHW Nominees on BHW’s proxy card will revoke any BLUE proxy card or BLUE voting instruction form you may have previously submitted. For example, this means that if you have submitted a validly executed proxy on the Company’s BLUE proxy card voting “FOR” the nominees recommended by the Board but later submit a validly executed proxy on BHW’s white proxy card withholding your votes from the BHW Nominees, your prior vote in favor of the nominees recommended by the Board will not be counted. If you have previously submitted a white proxy card sent to you by BHW, you have every right to change it and we strongly urge you to revoke that proxy by voting for the Board’s nominees and on the other matter to be voted on at the Annual Meeting by using the enclosed BLUE proxy card and returning it in the postage‑paid return envelope. Only your latest dated proxy will be counted. Even if you would like to elect one or more of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares of common stock in different ways (e.g., different names, trusts, custodial accounts, joint tenancy) or in multiple accounts. If your shares of common stock are held by a broker, bank, or other nominee (i.e., in “street name”), you will receive a BLUE voting instruction form directly from your broker, bank, or other nominee. It is important that you complete, sign, date and return each BLUE proxy card or BLUE voting instruction form you receive, or by voting via telephone or the Internet as described in the instructions included herein and on your BLUE proxy card(s). If you need assistance voting, please call Georgeson LLC, our proxy solicitor, at 866-807-2911.

As noted above, you also may receive materials, including a proxy statement and white proxy card from BHW.

What happens if BHW withdraws or abandons its solicitation or fails to comply with the universal proxy rules and I already granted proxy authority in favor of BHW?

Shareholders are encouraged to submit their votes on the BLUE proxy card or BLUE voting instruction form. If BHW withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted BLUE proxy card or BLUE voting instruction form. If BHW withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the BHW nominees will be disregarded and will not be counted, whether such vote is provided on the Company’s BLUE proxy card or BLUE voting instruction form or BHW’s white proxy card.

Who can vote at the Annual Meeting?

You may vote at the Annual Meeting if you were a shareholder of record of Servotronics common stock at the close of business on April 11, 2025, the record date for the Annual Meeting set by the Board. Each shareholder is entitled to one vote per share of Servotronics common stock on each matter presented for a shareholder vote at the Annual Meeting. Shareholders do not have cumulative voting rights. As of the close of business on the record date, there were 2,556,502 shares of Servotronics common stock outstanding.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc. (“Computershare”), then you are a shareholder of record. As a shareholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the internet or by telephone as instructed below or return the enclosed BLUE proxy card we may mail to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

If at the close of business on the Record Date, your shares were held in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting by registering to attend in accordance with the instructions provided below. However, since you are not the shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid legal proxy, in PDF or Image (gif, jpg, or png) file format, from your broker, bank, or other nominee.

How do I vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote by proxy online, or vote by proxy using and mailing the enclosed BLUE proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting by following the instructions described below and vote online during the Annual Meeting, even if you have already voted by proxy.

●

To vote online prior to the Annual Meeting, go to the website on your BLUE proxy card to complete an electronic proxy card. You will be asked to provide the control number on your enclosed BLUE proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2025, to be counted.

●

To vote by telephone, on a touch-tone phone, dial the number indicated on the enclosed BLUE proxy card and follow the voice prompts. Have your BLUE proxy card available for reference when you call and follow the voting instructions to vote your shares. Your vote by telephone authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned the proxy card.

●	To vote by mail, simply complete, sign and date the enclosed BLUE proxy card and return it promptly in the envelope provided.

●	To vote online at the Annual Meeting, register for the Annual Meeting using the instructions below.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a BLUE voting instruction form from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. You may need to contact your Broker to determine whether you will be able to vote electronically via the Internet or by telephone. You may also obtain a “legal proxy” from your broker, bank, or other nominee and register in advance to attend and vote at the Annual Meeting by following the instructions described below. Even if you wish to attend the Annual Meeting, we urge you to vote your shares in advance of the Annual Meeting by following the instructions on your BLUE voting instruction form.

Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every BLUE proxy card or BLUE voting instruction form you receive.

BHW has notified the Company that it intends to file its own proxy statement with the SEC in connection with the solicitation of proxies from shareholders of the Company. Accordingly, you may receive solicitation materials from BHW seeking your proxy to vote in favor of the BHW Nominees. If you do receive any materials other than from the Company, the Board strongly urges you to discard and NOT to sign or return any proxy card sent to you by BHW even if BHW’s white proxy card provides an option to vote for the Board’s nominees. The Board recommends you vote “FOR” the Board’s five nominees by submitting the enclosed BLUE proxy card. Even if you would like to elect one or more of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

What if I hold shares through an account under the Servotronics, Inc. Employee Stock Ownership Plan?

If you are a participant in the Servotronics, Inc. Employee Stock Ownership Plan (the “ESOP”), shares allocated to your account under the ESOP can be voted by you by following the instructions on your BLUE proxy card accompanying this proxy statement. If you wish to vote shares allocated to your ESOP account, you may do so in the manner described below.

•	By Internet, by going to the web address indicated on the enclosed BLUE proxy card and following the instructions listed thereon.

•

By telephone, by dialing the number indicated on the enclosed BLUE proxy card on a touch-tone phone and following the voice prompts. Have your BLUE proxy card available for reference when you call and follow the voting instructions to vote your shares.

•	By mail, by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided. If you vote via the Internet, please do not mail your proxy card.

The deadline for voting via telephone or the Internet is 11:59 p.m., Eastern Time, on May 28, 2025. Please remember that, if you wish to vote shares allocated to your ESOP account, you may do so in the manner described above.

Although the Company is required to include all nominees for election on its BLUE universal proxy card, for additional information regarding the BHW Nominees and any other related information please refer to BHW’s proxy statement. Even if you would like to elect one or more of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

What happens if I do not vote or if I return my proxy card but do not make specific choices?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record as of the Record Date and do not vote prior to the Annual Meeting online, by completing and returning your BLUE proxy card, or during the Annual Meeting, your shares will not be voted.

If you return a signed and dated BLUE proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the Board’s five nominees for director, “FOR” the Executive Compensation Proposal, “ONE YEAR” on the Advisory Vote Frequency Proposal, and “FOR” the Auditor Ratification Proposal. If any other matters properly come before the Annual Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Annual Meeting, will vote in accordance with their judgment on such matters.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

A “broker non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. Brokers have discretionary authority to vote on routine matters, such as the Auditor Ratification Proposal, but do not have discretionary authority to vote on non-routine matters, such as the Director Election Proposal, the Executive Compensation Proposal or the Advisory Vote Frequency Proposal. Broker non-votes (like abstentions and withheld votes) are counted as present for purposes of determining a quorum.

To the extent that BHW provides proxy materials to a broker who holds shares for a beneficial owner, none of the matters to be voted on at the Annual Meeting will be considered a discretionary “routine” matter under the rules of the various regional and national exchanges of which brokers are a member, which means that a broker will not have authority to vote shares held in street name without instructions from the beneficial owner. However, if your broker receives proxy materials only from the Company, your broker is entitled to vote shares held for a beneficial holder on routine matters, such as the Auditor Ratification Proposal, without instructions from the beneficial holder of those shares. On the other hand, your broker is not entitled to vote shares held for a beneficial holder on non-routine items such as the Director Election Proposal, the Executive Compensation Proposal or the Advisory Vote Frequency Proposal. If you own your shares in street name, please instruct your bank, brokerage firm, trustee or other nominee how to vote your shares using the voting instruction form provided by your bank, brokerage firm, trustee or other nominee so that your vote can be counted. The voting instruction form provided by your bank, brokerage firm, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone. The BLUE proxy card accompanying this proxy statement also will provide information regarding Internet and telephone voting.

Even if your broker does not provide you with BHW’s proxy materials, such broker has the discretion to vote your shares only on “routine” matters without your voting instructions, but not on non-routine matters such as Proposals 1, 2 and 3. Routine matters include only Proposal 4 (Auditor Ratification Proposal). All other proposals to be presented at the Annual Meeting are considered “non-routine” and therefore brokers will not have discretionary authority to vote your shares with respect to the other proposals to be presented at the Annual Meeting. Therefore, it is important that you instruct your broker how to vote your shares. We encourage you to instruct your broker to vote your shares by following the instructions shown on the enclosed BLUE proxy card.

What happens if I return a BLUE proxy card but give voting instructions for fewer than five candidates?

An undervote is an instance in which a shareholder returns a proxy card in a director election contest but does not exercise a vote with respect to all the seats up for election at the Annual Meeting. To the extent an undervote (i.e., voting “FOR” with respect to fewer than the five nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, your shares will only be voted “FOR” those nominees you have so marked.

If you are a beneficial holder and you vote “FOR” fewer than five nominees on your BLUE voting instruction form (i.e., an undervote), your votes on the election of directors will only be voted “FOR” those nominees you have so marked.

What happens if I return a BLUE proxy card but give voting instructions for more than five candidates?

An overvote is an instance in which a shareholder returns a proxy card in a director election contest but exercises a vote “FOR” more than the available seats up for election at the Annual Meeting. To the extent an overvote (i.e., voting “FOR” with respect to more than the five nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, your votes on the election of directors will be invalid and will not be counted.

If you are a beneficial holder and you vote “FOR” more than five nominees on your BLUE voting instruction form (i.e., an overvote), your votes on the election of directors will be invalid and will not be counted. In addition, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted.

PLEASE CAREFULLY REVIEW THE INSTRUCTIONS PROVIDED BY YOUR BROKER, BANK, OR OTHER NOMINEE.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●

You may grant a subsequent proxy electronically, via the Internet or by telephone. You will be asked to provide the control number on your enclosed BLUE proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2025, to be counted.

●	You may submit another properly completed BLUE proxy card with a later date. Your proxy card must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2025, to be counted.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1110 Maple Street, Elma, New York 14052.

●	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting without voting will not, by itself, revoke your proxy.

Your latest dated proxy card or electronic proxy (by Internet or by telephone) is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. In most cases, you will be able to do this by mail or via the Internet.

Voting on a white proxy card or voting instruction form sent to you by BHW—even just to withhold with respect to one of the BHW Nominees—is not the same as voting for the Board’s nominees on the BLUE proxy card or BLUE voting instruction form because a vote to withhold with respect to any of the BHW Nominees on BHW’s white proxy card or voting instruction form will revoke any BLUE proxy card or BLUE voting instruction form you may have previously submitted. If you have previously submitted a vote for the BHW Nominees on the white proxy card sent to you by BHW, you have every right to change it and we strongly urge you to revoke that proxy by voting “FOR” the Board’s nominees by using the enclosed BLUE proxy card and returning it in the postage-paid return envelope. Only your latest dated proxy will be counted. Even if you would like to elect one or more of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

How do I attend the Annual Meeting?

Registering to Attend the Annual Meeting—Shareholders of Record

If you were a shareholder of record as of the close of business on the Record Date, you may register to attend the Annual Meeting prior to the deadline of June 2, 2025 at 9:00 a.m. Eastern Daylight Time by going to www.cesonlineservices.com/svt25_vm and entering the control number provided on your BLUE proxy card.

If you do not have your BLUE proxy card, you may still register to attend the Annual Meeting by going to www.cesonlineservices.com/svt25_vm, but you will need to provide proof of ownership of shares of common stock as of the Record Date during the registration process. Such proof of ownership may include a copy of your BLUE proxy card received from the Company or white proxy card received from BHW, or a statement showing your ownership as of the Record Date.

Registering to Attend the Annual Meeting—Beneficial Owners

If you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank, or other nominee) as of the Record Date, you may register to attend the Annual Meeting prior to the deadline of June 2, 2025 at 9:00 a.m. Eastern Daylight Time by going to www.cesonlineservices.com/svt25_vm and providing evidence during the registration process that you beneficially owned shares of Common Stock as of the Record Date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement, or a letter or legal proxy from such broker, bank or other nominee.

After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting.

Although the meeting webcast will begin at 9:00 a.m. Eastern Daylight Time on June 3, 2025, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered shareholders beginning at 8:30 a.m. Eastern Daylight Time on the day of the meeting. All shareholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Shareholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chairperson of the Annual Meeting from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed in the chairperson’s discretion.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided, or vote via telephone or the Internet as instructed on the BLUE proxy card. Additional information and our proxy materials can also be found at by going to www.viewourmaterial.com/svt. If you have any difficulty following the registration process, please email SVTRegister@Proxy-Agent.com.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. At the close of business on the Record Date, there were 2,556,502 shares outstanding and entitled to vote. Thus, the holders of 1,278,252 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by telephone, internet or proxy card (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions, withhold votes, and broker non-votes will be counted towards the quorum requirement. Pursuant to the Bylaws, if there is no quorum, the shareholders entitled to vote and present at the Annual Meeting virtually or represented by proxy may adjourn the Annual Meeting to another date.

How many votes are needed to approve each proposal and what is the effect of withhold votes, abstentions and broker non-votes?

The following table summarizes the minimum vote needed to approve each proposal and the effect of withhold votes, abstentions and broker non-votes.

Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes and Broker Non-Votes

1 -- Director Election Proposal

Directors will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

A withhold vote will not count either for or against the nominee and will have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted. Broker non-votes, if any, will have no effect on the outcome of this proposal. Votes may not be cumulated.

2 -- Executive Compensation Proposal	The affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of our named executive officers.	Abstentions and broker non-votes, if any, will have no effect on this proposal.

3 -- Advisory Vote Frequency Proposal

The non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers will be determined based on a plurality of votes cast. This means that the option that receives the most votes (every one year, every two years or every three years) will be approved on a non-binding, advisory basis.

Abstentions and broker non-votes, if any, will have no effect on this proposal.

4 -- Auditor Ratification Proposal

The affirmative vote of a majority of votes cast is necessary for the ratification of the appointment of Freed Maxick P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Abstentions and broker non-votes, if any, will have no effect on this proposal.

Who will count the votes at the Annual Meeting and when will the results be available?

We currently expect that First Coast Results, Inc. will tabulate the votes and be our independent inspector of elections for the Annual Meeting. Because the election of directors will be a contested election, the results of the Annual Meeting will likely not be announced at the meeting. Instead, we expect to report the preliminary voting results of the Annual Meeting within four business days following the Annual Meeting in a Current Report on Form 8-K filed with the SEC. Once First Coast Results, Inc. has certified the final voting results of the Annual Meeting, we will file an amendment to the Current Report on Form 8-K, if necessary, reporting the final voting results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We and the directors, director nominees, as well as other persons who solicit proxies on our behalf are considered to be “participants” in this proxy solicitation under applicable regulations of the SEC. Please refer to Annex A, Supplemental Information Regarding Participants in the Solicitation, for information about the directors and director nominees as well as information about certain of the executive officers and other employees who may solicit proxies on our behalf. Other than the persons described in Annex A, none of our employees will be employed to solicit proxies. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of our solicitation of proxies. For example, in addition to these proxy materials, the directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. To aid in the solicitation of proxies and related advisory services, we have retained Georgeson LLC (“Georgeson”), for a fee of up to approximately $100,000, plus reimbursement of expenses. We may incur additional fees if we request additional services. Georgeson estimates that approximately 25 of its employees will assist in our proxy solicitation. We will request brokers, banks, or other nominees in whose names shares of common stock are registered to furnish to the beneficial holders this proxy statement and the BLUE proxy card, and any other materials related to the Annual Meeting, including our 2024 Annual Report, and, upon request, we will reimburse such brokers, banks, or other nominees for their out-of-pocket and reasonable expenses in connection therewith. Other than the fee paid to Georgeson, as described above, our expenses in connection with our solicitation of proxies, excluding normal expenses related to a non-contested solicitation of proxies and excluding salaries and wages of the officers and regular employees, are expected to aggregate to approximately $100,000, of which approximately $40,000 has been incurred as of the date of this proxy statement.

BHW will bear the entire cost of any proxies that it solicits.

Whom do I contact if I have questions regarding the Annual Meeting?

If you have any questions regarding this information or the proxy materials, please contact Georgeson LLC, our proxy solicitor, at 866-807-2911.

BACKGROUND OF THE SOLICITATION

On November 23, 2021, a special committee of the Board recommended that the Board undertake a refreshment process to increase the size of the Board and asked the Nominating and Corporate Governance Committee to identify the skills, experience, and diversity that would enhance the Board’s effective oversight of the Company.

On December 21, 2021, the Board accepted the resignation of Kenneth D. Trbovich as Chief Executive Officer of the Company following an internal investigation. The Board also removed Mr. Trbovich as Chairman of the Board and determined that the Company did not intend to renominate him for election at the 2022 Annual Meeting.

On April 22, 2022, culminating the Board refreshment process, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed three new directors, Chief Executive Officer William F. Farrell, Jr. and independent Directors, Karen L. Howard and Evan H. Wax, effective April 25, 2022.

From July to October 2022 the Company’s leadership team worked on an updated strategic plan designed to increase long-term shareholder value that is focused on strengthening the corporate culture, delivering quality products on time, growing the business in existing and new markets, and investing in the Company and employees.

On December 15, 2022, BHW filed a Schedule 13D with the SEC indicating that the Estate of the Nicholas D. Trbovich, Sr. (the “Estate”) contributed 294,643 shares of the Company’s Common Stock to BHW in exchange for a 50% ownership interest in BHW, with Founders Software, Inc. (“Founders Software”) owning the remaining 50% of BHW. Nicholas D. Trbovich was the Company’s founder and the father of Kenneth D. Trbovich. In connection with this transaction, the Estate and Founders Software entered into a voting agreement which required the unanimous written consent of the Estate and Founders Software to direct all voting and disposition of the shares held by BHW.

On February 16, 2023, Brent D. Baird was appointed to the Board of Directors.

On April 28, 2023, BHW filed an amended Schedule 13D with the SEC indicating that the Estate contributed an additional 75,893 shares of Common Stock to BHW and sold 13,393 shares of Common Stock to BHW. Additionally, Kenneth D. Trbovich contributed 77,978 shares of Common Stock to BHW. As a result of these transactions, BHW owned 461,907 shares of Common Stock, with Founders Software owning 53% of BHW and the Estate and Kenneth D. Trbovich owning the remaining 47%. In connection with these transactions, the Estate, Founders Software and Kenneth D. Trbovich entered into an amended voting agreement, a copy of which was never filed with the SEC.

On August 13, 2023, Paul L. Snyder III, Chief Executive Officer of BHW sent an email to the Board in which he indicated that “The Board of Directors must immediately consider pursuing strategic alternatives such as a sale and/or merger, to avoid a further catastrophic destruction of Shareholder Value.”

On November 9, 2023, the Company’s leadership team reviewed with the Board the 2023 breakthrough strategies and the tactics/projects that were previously identified as forming the basis for achieving the strategic plan’s objectives. The leadership team also discussed various updates to those objectives and tactics as well as new objectives and tactics for 2024 and beyond.

On April 9, 2024, BHW filed an amended Schedule 13D with the SEC indicating that BHW sold 33,350 shares of Common Stock between March 22, 2024 and April 8, 2024. As a result of these transactions, BHW owned 428,557 shares of Common Stock.

On September 11, 2024, Mr. Snyder sent Mr. Wax the resume of Paul Snyder IV for consideration as a Board member. Mr. Wax attempted to schedule an interview in November 2024 when Mr. Wax would be in town for the quarterly Board meeting, however a mutually agreeable time for such interview was never finalized.

On October 10, 2024, BHW filed an amended Schedule 13D with the SEC indicating that BHW redeemed the Estate’s interest in BHW and Kenneth D. Trbovich transferred his ownership interest in BHW to Para Bellum Consulting, Inc. (“Para Bellum”), an entity for which he is the sole shareholder. As a result of these transactions, BHW owned 388,745 shares of Common Stock, with Founders Software owning 92% of BHW and Para Bellum owning the remaining 8%. In connection with these transactions, Founders Software and Para Bellum entered into an amended voting agreement, a copy of which was belatedly filed with the SEC in January 2025, which required the unanimous written consent of Founders Software and Para Bellum to direct all voting and disposition of the shares held by BHW. BHW also noted in this amended Schedule 13D that it sold certain shares of Common Stock. Despite being a 10% beneficial owner, BHW failed to report those sales of Common Stock under Section 16(a) of the Securities Exchange Act of 1934.

On November 7, 2024, the Company’s leadership team reviewed with the Board the Company’s strategic plans, including updates to previously approved objectives and tactics as well as new objectives and tactics for 2025 and beyond.

On November 26, 2024, Mr. Wax spoke with Mr. Snyder after the release of the Company’s quarterly report on Form 10-Q with Mr. Snyder again expressing his desire for the Company to pursue strategic alternatives. Mr. Snyder also advised Mr. Wax that he was no longer involved with Kenneth D. Trbovich.

On December 12, 2024, the Board of Directors authorized a special committee to evaluate the advisability and fairness of various strategic alternatives to the Company and its shareholders (the “Strategic Alternatives Committee”). The Strategic Alternatives Committee consists of Ms. Howard and Messrs. Baird, Marks and Wax (Chair).

On December 26, 2024, BHW filed an amended Schedule 13D with the SEC indicating that BHW intended to nominate up to four directors for election at the 2025 Annual Meeting.

On January 9, 2025, Kathleen Ann Scheffer, the sister of Kenneth D. Trbovich, delivered a letter to the Company nominating a slate of four director candidates on behalf of BHW in accordance with the advance notice provisions of the Company’s Bylaws.

On January 9, 2025, the Company and BHW entered into a mutual Confidentiality Agreement and Mr. Wax advised Mr. Snyder that the Company had formed a Strategic Alternatives Committee. Mr. Wax also inquired about Mr. Snyder’s relationship with Kenneth D. Trbovich based on BHW’s disclosure of the voting agreement between Founders Software and Para Bellum.

On January 13, 2025, BHW filed an amended Schedule 13D which included a copy of the September 30, 2024 amended voting agreement between Founders Software and Para Bellum.

On January 14, 2025, Mr. Snyder, through his counsel, requested that the Strategic Alternatives Committee interview an investment banking firm recommended by BHW.

On January 15, 2025, the Strategic Alternatives Committee interviewed three investment banking firms to serve as an advisor in connection with the Committee’s work.

On January 16, 2025, BHW filed an amended Schedule 13D with the SEC indicating that Founders Software and Para Bellum terminated their voting agreement with respect to BHW, effective January 14, 2025.

On January 20, 2025, the Strategic Alternatives Committee interviewed the additional advisor recommended by BHW. After a thorough review of the investment banking firms, the Strategic Alternatives Committee unanimously approved the engagement of Houlihan Lokey as advisor to the Strategic Alternatives Committee and the Company.

On January 23, 2025, Mr. Wax advised Mr. Snyder that the Nominating and Corporate Governance Committee declined to interview the BHW Nominees citing various reasons, including the Board’s initiation of its strategic alternatives process and the fact that Mr. Snyder indicated in his nominee questionnaire that BHW has pledged 294,643 shares of Common Stock as security for a consolidated mortgage loan, which is in violation of the Company’s pledging policy. Mr. Wax also advised Mr Snyder that the Strategic Alternatives Committee had selected Houlihan Lokey as its advisor.

On January 28, 2025, BHW sent a letter to the Company’s Board of Directors demanding an investigation into the Company’s executive officer and Board compensation programs. As discussed below under the heading “Executive Compensation”, the Company has been transparent with respect to its compensation program and the Compensation Committee, which consists solely of independent directors, has structured the program to link a significant portion of the executive officers’ total compensation to at-risk pay rewards the achievement of key short- and long-term performance goals and strongly aligns the interests of the executive officers with those of our shareholders.

On February 4, 2025, BHW launched a website with a purported proposal to “save” the Company despite Mr. Snyder’s previous recommendations over the prior six months for the Board to sell the Company.

On February 27, 2025, BHW, through its counsel, communicated a settlement proposal to the Company. Pursuant to the settlement proposal, the Board would be increased from five to seven members with BHW appointing three members and four of the five incumbent directors continuing to serve on the Board. The settlement proposal stipulated that Mr. Snyder would serve as Board Chair and BHW would appoint either a new CEO or co-CEO for the Company.

On March 6, 2025, the Company, through its counsel, rejected BHW’s settlement proposal and declined to make a counter proposal.

On March 13, 2025, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved the nominations of Brent D. Baird, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax to stand for re-election at the 2025 Annual Meeting.

On March 17, 2025, the Company issued a press release titled “Servotronics Announces Board Review of Strategic Alternatives”.

On April 24, 2025, the Company filed this proxy statement.

CERTAIN EFFECTS OF THE BHW SOLICITATION

BHW is seeking to replace four of the directors on our Board at the Annual Meeting. Certain of our material agreements and other legal instruments could be impacted if a “change in control” is deemed to occur if BHW’s proxy solicitation is successful. Generally, a change in control would be deemed to occur under these material agreements and other legal instruments if individuals who, on the effective date of the applicable agreement, cease for any reason to constitute at least a majority of the Board. Certain of our material agreements and other legal instruments require us to provide notice to counterparties of, or obtain written agreements to be bound regarding, any such change in control. Following the conclusion of the Annual Meeting, our Board will be comprised of five members, meaning that a change in control could be deemed to occur under these material agreements and other legal instruments if three or more directors are replaced within the applicable measurement period.

These material agreements and other legal instruments include, but are not limited to, equity grant agreements under the Servotronics, Inc. 2022 Equity Incentive Plan and participation agreements under the Servotronics, Inc. Executive Change in Control Severance Plan (the “Employment Documents”). Such a change in control would accelerate the ability of officers or employees to exercise certain vested equity awards under certain of the Employment Documents. Such a change in control would also constitute the first trigger of certain “double-trigger” provisions under certain of the Employment Documents. If any of our officers or employees who is a party to such Employment Documents were to experience a qualifying termination of employment during the applicable change in control period, that officer or employee would be entitled to enhanced severance benefits and/or accelerated vesting of equity awards.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Qualifications and Biographical Information

The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance Committee to conclude that the person should serve as a member of our Board of Directors.

Brent D. Baird, age 86—Mr. Baird was appointed to the Board in February 2023 and serves as Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. He is a private investor and is the former President and Chief Executive Officer of Merchants Group Inc. and a former general partner of Trubee, Collins & Co., Inc. Mr. Baird served as a director of M&T Bank (NYSE: MTB) from 1983 to 2020 and a director of Todd Shipyards Corporation (NYSE: TOD) from 1992 to 2011. Mr. Baird has significant investment management and corporate governance expertise, having served in numerous executive positions in public and private companies. Mr. Baird holds a Bachelor of Arts with Honors from Williams College.

William F. Farrell, Jr., age 58—Mr. Farrell was appointed to the Board of Directors in April 2022 when he also was appointed Chief Executive Officer of the Company. He joined the Company following a more than 30-year career with Western New York-based Moog Inc. (NYSE: MOG.A and MOG.B), where he served in various roles of increasing responsibility including, most recently, Site General Manager for Moog's Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation. Earlier in his tenure at Moog, he worked in a variety of other executive and engineering roles for the worldwide designer, manufacturer, and integrator of precision control components and systems, including in its Industrials Group, Space Products Division and Engine Controls Division. Mr. Farrell holds a B.S. degree in mechanical engineering from the University of Notre Dame and an M.B.A in manufacturing operations management from the State University of New York at Buffalo. His leadership experience and industry knowledge provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy.

Karen L. Howard, age 62—Ms. Howard was appointed to the Board of Directors in April 2022 and serves as Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. She has more than 30 years of professional experience as an advisor to and finance executive with public companies, as well as a proven record of board leadership. She retired in 2020 after serving for seven years as Executive Vice President of Kei Advisors LLC, an investor relations and business advisory firm serving micro-, small- and mid-cap public company executives and boards across the United States. Previously, she served for 17 years with Columbus McKinnon Corporation (Nasdaq: CMCO), including as Vice President of Strategic Initiatives, Vice President and Chief Financial Officer, and earlier roles as Treasurer and Controller of the publicly traded global manufacturer of material handling products and solutions. Prior to that, she was a certified public accountant with Ernst & Young LLP. Ms. Howard serves as a member of the Board of Directors of Highmark Western and Northeastern New York Inc. (formerly HealthNow New York Inc.), a regional health care company. She also chairs its audit committee. Ms. Howard earned her bachelor’s degree in accounting from Niagara University. Her accounting and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, makes her highly qualified to serve as a Company Director.

Christopher M. Marks, age 60—Mr. Marks was appointed to the Board of Directors in July 2016 and has served as Chair of the Board since April 2022. He is also a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Marks is a member of the financial planning firm Jensen, Marks, Langer & Vance, LLC, where he provides financial planning advice and investment management services. Also, he is a member and the Chief Compliance Officer of Sterling Investment Counsel, LLC, a registered investment advisor. He brings over 25 years of financial planning and analysis experience to the Company as well as a background in accounting, corporate law and governance. He holds a Bachelor of Science Degree in Accountancy from Villanova University, a Master of Business Administration from St. Bonaventure University, and a Juris Doctorate with honors from the State University of New York at Buffalo School of Law. He previously practiced commercial and corporate law at Phillips Lytle, LLP in Buffalo, NY and began his career with Price Waterhouse in New York City. His business, accounting and legal experience make him highly qualified to serve as a Company Director.

Evan H. Wax, age 43—Mr. Wax was appointed to the Board of Directors in April 2022 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. He is Managing Member of Wax Asset Management LLC in Madison, CT, an investment advisory firm that employs a long-term value based investment strategy. Prior to founding Wax Asset Management in 2011, Mr. Wax was Managing Director and Head Trader at Hayground Cove Asset Management where he was also a member of the investment committee and risk committee. Prior to that, he worked as a Financial Analyst at Goldman Sachs. Mr. Wax graduated from Yale University where he received a B.A. in Economics. His operational, financial and investment experience, and knowledge of capital markets gives him strong insight into the issues facing the Company’s businesses and markets.

Independent Directors

Under the corporate governance standards of the NYSE American, at least fifty percent of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the test of “independence” as defined by the NYSE American. The NYSE American standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each director nominee, other than Mr. Farrell, satisfies the bright-line criteria and that no other director or nominee has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of our Board.

Board Leadership Structure

The Board of Directors currently separates the roles of Chair of the Board of Directors and CEO. Each year, our Nominating and Corporate Governance Committee assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served.

Currently, the independent Chair position is held by Christopher M. Marks and our CEO is William F. Farrell, Jr.

A number of factors support the leadership structure chosen by the Board, including, among others:

•

The Board believes this governance structure promotes balance between the Board's independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis.

•

The current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chair of the Board.

•

The Chair of the Board sets the agenda for, and presides over, board meetings and independent sessions and coordinates the work of the committees of our Board, providing independent oversight and streamlining the CEO's duties.

•

The Chair of the Board serves as a liaison between the Board and senior management but having an independent chairperson also enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management.

Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at Board and Committee levels. Four of the five director nominees are considered independent under the corporate governance standards of the NYSE American. All of our Directors are encouraged to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only independent Directors in order to promote discussion among the independent directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Periodically, our Board of Directors assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served.

Shareholder Communication with the Board

Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Servotronics, Inc., 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chair of the Nominating and Corporate Governance Committee.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE American listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.servotronics.com.

The Audit Committee consists of Ms. Howard (Chair) and Messrs. Marks and Wax with Ms. Howard being designated as the Company’s “Audit Committee financial expert”. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.

The Compensation Committee consists of Ms. Howard and Messrs. Baird (Chair), Marks and Wax. The Compensation Committee is responsible for reviewing and recommending appropriate executive compensation policy and determining the compensation of the Company’s Directors and Executive Officers.

The Nominating and Corporate Governance Committee consisted of Ms. Howard and Messrs. Baird, Marks and Wax (Chair). The Nominating and Corporate Governance Committee is responsible for (a) developing and implementing policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders; and (b) identifying individuals qualified to become members of the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders.

The full Board of Directors approves/ratifies all Director nominees after they are determined by the Nominating and Corporate Governance Committee. See “Director Nominating Process” below. Additionally, Director and Executive Officer compensation determinations are subsequently submitted to the full Board of Directors for approval/ratification.

During the fiscal year ended December 31, 2024, the Board of Directors held ten meetings. The Audit Committee met four times, the Compensation Committee met three times and the Nominating and Corporate Governance Committee met one time. No Director attended less than 93% of the meetings held during the period that each individual served as a Director. Each Director is encouraged to attend the Annual Meeting of Shareholders. In 2024, the Annual Meeting of Shareholders was attended by all Directors standing for reelection at that meeting.

Board Oversight of Risk Management

The Board of Directors believes that the control and management of risk are primarily responsibilities of senior management of the Company. The entire Board of Directors is responsible for oversight of this senior management function. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee identifies and oversees risks associated with the Company’s executive compensation policies and practices and the Nominating and Corporate Governance Committee reviews Director independence, related party transactions and the implementation of corporate governance policies.

Nominating Procedures

The determination of the individuals to be nominated for the Board of Directors is made by the Nominating and Corporate Governance Committee. This determination is then subsequently submitted to the full Board of Directors for approval/ratification.

The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.

The Board will consider director nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Director Compensation in 2024

The Company’s Non-Employee Director Compensation Policy provides that non-employee directors are paid an annual cash retainer of $60,000, payable in twelve monthly installments, plus reimbursement of actual expenses for attendance at Board or Committee meetings. Non-employee directors also receive an annual award of restricted stock under the Company’s 2022 Equity Incentive Plan. The annual award consists of shares of the Company’s common stock with a value of $25,000 as of the date of the grant. These restricted shares will vest quarterly over the 12-month service period.

The following table shows the compensation paid by the Company to each non-employee director for 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Brent D. Baird	$60,000	$25,000	$85,000
Edward C. Cosgrove(2)	$34,000	$25,000	$59,000
Karen L. Howard	$60,000	$25,000	$85,000
Christopher M. Marks	$60,000	$25,000	$85,000
Even H. Wax	$60,000	$25,000	$85,000

(1)

Represents the total grant date fair value of the annual retainer share awards on the date of the award. 1,996 restricted shares were granted to each non-employee director on May 10, 2024. The annual retainer share awards vest in four equal quarterly installments on the date of grant and the dates of the regularly scheduled quarterly board meetings to review the financial statements for the quarters ended June 30, September 30 and December 31, 2024 and the remainder of which shall vest on the date of the 2025 annual meeting. 998 shares were unvested at December 31, 2024.

(2)	Mr. Cosgrove was reelected at the 2024 annual meeting of shareholders and served as a member of the Board of Directors until his death on July 4, 2024.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Directors

Our Certificate of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.

The Board currently has five members: Brent D. Baird, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax, all of which were elected at the 2024 annual meeting. All five positions on the Board are to be filled by vote of the shareholders at the Annual Meeting. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the five nominees named above, each of whom was nominated by the Board based on the recommendation of our Nominating and Corporate Governance Committee. All nominees have agreed to serve if elected.

Information regarding the director nominees can be found under “Corporate Governance and Board Matters – Director Qualifications and Biographical Information.”

If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the Board may select a substitute nominee. If a substitute nominee is selected, the shares represented by your properly executed BLUE proxy card will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all properly executed BLUE proxies will be voted for the election of the remaining nominees. BLUE proxies will not be voted for more than five nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL FIVE OF THE BOARD’S NOMINEES TO BE ELECTTED AS DIRECORS. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE BOARD’S NOMINEES IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

On January 9, 2025, BHW announced that it has nominated a slate of four nominees for election to the Board of Directors at the Annual Meeting. As a result, the election of directors is considered a contested election, meaning the five nominees receiving the largest pluralities of votes cast will be elected. The Board does NOT endorse any of the BHW Nominees and unanimously recommends that you disregard any white proxy card that may be sent to you by BHW. Voting to “WITHHOLD” with respect to any BHW nominee on a white proxy card sent to you by BHW is NOT the same as voting for the Board of Directors’ nominees because a vote to “WITHHOLD” with respect to any BHW nominee on its white proxy card will revoke any proxy you previously submitted. If you have already voted using BHW’s white proxy card, you have the right to change your vote, and we urge you to revoke your prior proxy by marking, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote via telephone or the Internet. Only the latest dated proxy you submit will be counted. The Company is not responsible for the accuracy of any information provided by, or relating to, BHW or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, BHW, or any other statements that BHW may otherwise make.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding the BHW Nominees and any other related information please refer to BHW’s proxy statement. Even if you would like to elect one of the BHW Nominees, we strongly recommend you use the Company’s BLUE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

Proposal 2 – Advisory Vote on Executive Compensation

Shareholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our Named Executive Officers’ compensation.

You may vote for or against the following resolution, or you may abstain. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement

Our Board of Directors is asking shareholders to vote on the following resolution at the Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

This vote on the Named Executive Officer compensation is advisory, and therefore will not be binding on the Company and will not affect any existing compensation or award programs. However, we value the opinions expressed by our shareholders and the Board of Directors and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Say-on-Pay Votes

In addition to providing our shareholders with the opportunity to cast an advisory vote on executive compensation, we are also seeking an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to shareholders, as required by SEC rules. You may vote your shares to have the advisory vote held annually, every two years, every three years, or you may abstain.

Since 2022, our Board has provided shareholders with an opportunity to vote on executive compensation at every annual meeting. The Board continues to believe that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation programs, which feedback the Human Capital and Compensation Committee considers in structuring future compensation programs.

The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

The non-binding vote on the frequency of future advisory votes on executive compensation will be the frequency receiving the greatest number of votes at the annual meeting. Neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved. While this vote is advisory and not binding on our Company, the Board expects to take into account the outcome of the vote, along with other relevant factors, when considering future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FREQUENCY OF THE SAY-ON-PAY ADVISORY VOTE TO BE “ONE YEAR”. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

Proposal 4 – Advisory Vote on the Ratification of Independent Registered Public Accounting Firm

Freed Maxick P.C. has served as the independent registered public accounting firm for the Company since 2005. Representatives of Freed Maxick P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Freed Maxick P.C. as the Company’s independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Freed Maxick P.C. as the Company’s independent public accounting firm for 2025.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FREED MAXICK P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025. WE STRONGLY ENCOURAGE YOU TO USE THE ENCLOSED BLUE PROXY CARD TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION.

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers.

William F. Farrell, Jr., age 58 — Mr. Farrell was appointed Chief Executive Officer of the Company in April 2022. He joined the Company following a more than 30 year career with Moog Inc., where he served in various roles of increasing responsibility including, most recently, Site General Manager for Moog's Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation.

Robert A. Fraass, age 54 — Mr. Fraass was named Chief Financial Officer of the Company in May 2023. He most recently served as Senior Vice President of Finance — Corporate Controller & Treasurer at Stark Technologies Group, Inc. since 2020. He has also held several executive finance roles of increasing responsibility at PostProcess Technologies, Inc., Ivoclar Vivadent, Inc., Integer, Inc. (NYSE: ITGR) and Integrys Energy Services, Inc. (NYSE: TEG). He began his career at Ernst & Young in the Assurance & Advisory practices.

James C. Takacs, age 59 — Mr. Takacs was named Chief Technical Officer in July 2023. Prior to that he served as Chief Operating Officer of the Company from May 2018 to July 2023. Mr. Takacs first joined Servotronics in 1987 and he has served in various roles of increasing responsibility including Project Engineer, Quality Assurance Manager, Director of Operations and Vice President during his tenure with the Company.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our Board believes the most effective compensation program is one that promotes the Company’s ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders. The Board, acting through its Compensation Committee (in this Executive Compensation section of the proxy statement, the “Committee”) seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary but also at-risk incentive compensation directly related to corporate performance through the use of a short-term cash incentive as well as long-term equity-based compensation. The Board seeks to foster a culture where the executive officers may increase their compensation by contributing to measurable financial performance metrics that create value for the Company’s shareholders. Each element of the executive officer compensation program is discussed in more detail below.

To further these objectives, the Board adheres to the following compensation and corporate governance practices:

What We Do:
We pay for performance. A significant portion of executive pay is not guaranteed, but rather tied to key financial metrics that measure our performance and are disclosed to our shareholders.
We balance short-term and long-term incentives. Our incentive programs provide an appropriate balance of annual and long-term incentives.
We limit the maximum payout opportunity. We establish maximum amounts that may be earned under any award of performance-based compensation for our executives.
We maintain robust stock ownership guidelines. Our executive officers and directors are subject to robust stock ownership guidelines.

We recoup compensation under certain circumstances. We have adopted a policy, in accordance with applicable SEC rules and amendments to the NYSE American listing standards, that requires the reimbursement of cash and equity incentive compensation under certain circumstances.

We have an independent compensation committee. The Committee is comprised solely of independent directors.
What We Don’t Do:

No employment agreements, automatic salary increases or guaranteed bonuses: We do not have employment agreements with any of our executive officers, and we do not guarantee annual salary increases or bonuses.

We do not allow hedging or pledging. We have adopted a policy pursuant to which our executive officers and directors are expressly prohibited from pledging and hedging Company securities.
We do not provide excessive perquisites: Our executive officers are provided with limited perquisites and benefits.

We do not have tax gross-ups and do not have “single-trigger” provisions: We do not provide tax gross-ups on any severance, change in control or other payments. Change in control agreements require a “double-trigger”.

We do not provide pension arrangements or non-qualified deferred compensation arrangements: We do not provide a defined benefit pension program, supplemental executive retirement plan or other non-qualified deferred compensation program for any employees.

Consideration of Recent “Say-on-Pay” Advisory Vote

At the annual meeting of shareholders on May 10, 2024, 63.3% of the shares that were voted on the say-on-pay proposal were voted in favor of our executive compensation program. Of the 694,722 shares voted against the say-on-pay proposal, 622,392 shares were voted by BHW and Star Equity. Excluding those votes, approximately 94.4% of the remaining shares voted on the proposal were voted for the Company’s executive compensation program. The Committee continues to review the Company’s compensation strategy to ensure that it provides appropriate compensation to our executive officers and to further align the interests of management and shareholders.

How We Make Compensation Decisions.

The Committee, which is comprised of independent directors, is charged with oversight of the Company’s philosophy, policies and practices regarding annual and incentive compensation plans, equity-based plans and other compensation plans.   The Committee operates under a written charter adopted by the Board, a copy of which is made publicly available on our website at www.servotronics.com.  The Committee seeks to ensure that the total compensation of the Company’s executive officers is fair, reasonable and competitive.  The Committee annually evaluates the performance of the Company’s executive officers based upon a mix of the achievement of corporate goals and individual performance. The Committee determines, sets and approves, pursuant to the Committee’s sole authority, the individual elements of the Company’s executive officers’ total compensation, including perquisites, based on such reviews and evaluations. The Committee also makes equity awards under the Company’s 2022 Equity Incentive Plan and reviews the attainment of annual goals for incentive compensation.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee to provide such pertinent information as the Committee requests. The Committee meets with the Company’s Chief Executive Officer to obtain his recommendations with respect to other executive officers and key management compensation programs and practices, base salaries, incentive plan targets and equity awards. The Committee considers but is not bound to accept such recommendations.  The Chief Executive Officer may not be present during any deliberations or voting to determine his compensation.

At-Risk Compensation Mix.

The Committee believes that linking a significant portion of the executive officers’ total compensation to at-risk pay rewards the achievement of key short- and long-term performance goals and strongly aligns the interests of the executive officers with those of our shareholders. The Committee anticipates that a larger portion of the Chief Executive Officer’s total compensation will be linked to at-risk pay as compared to the other executive officers, in recognition of the Chief Executive Officer’s overall responsibility for the Company’s corporate performance.

The graphic below illustrates the mix of 2024 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target levels, for the Chief Executive Officer and the average of the other Named Executive Officers.

Base Salary

The Committee seeks to provide the executive officers with a level of assured cash compensation in the form of base salaries that are commensurate with their professional status and responsibilities. The base salaries are reviewed annually by the Committee and are adjusted from time to time to recognize competitive market data based on the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. The Committee does not currently use a peer group to benchmark base salaries, rather the Committee reviews third-party surveys and other market data to assist in determining appropriate base salaries for the executive officers. The Committee has not increased the base salary for any executive officer since 2022, despite the inflationary environment in the United States since that time.

Annual Incentive Plan (AIP) Compensation.

The Committee seeks to provide the executive officers an opportunity to earn annual incentive awards, paid in cash, designed to reward annual corporate performance and individual performance. Each year the Committee will establish a target annual incentive award opportunity for each executive officer following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company.

AIP Target Opportunities

The Committee sets the target annual cash incentive equal to a percentage of annual base salary. If the target goal for a corporate performance metric is achieved, then the corporate performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the corporate performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 200% of the target award may be earned under the AIP.

		2024 Target Annual Cash Incentive
Title	Base Salary ($)	Percentage of Base Salary (%)	($)
Chief Executive Officer	350,000	40	140,000
Chief Financial Officer	265,000	30	79,500
Chief Technical Officer	235,000	20	47,000

AIP Metrics

For 2024, the Committee used working capital, excluding cash, as a percentage of sales, earnings before taxes and annual revenue as the Company performance metrics, with the target goal for each corporate performance metric based on the Board-approved budget. Additionally, each executive officer was assigned individual goals related to his scope of responsibility and aligned with the Company’s overall strategic priorities.

2024 AIP Payouts

At the end of the performance period, the Committee analyzed the foregoing criteria and determined actual performance for the Company performance goals and the individual performance goals. The actual 2024 AIP payouts are reported in the Summary Compensation Table in the Company’s proxy statement as “non-equity incentive plan compensation.” For 2024, the Committee recognized the challenges experienced in the aerospace industry, specifically in the second half of the year. The Company’s executive compensation program has been designed to align the interests of the executive officers with those of our shareholders, accordingly, the Committee unanimously agreed to not award any bonuses for the executive officers relative to the individual performance goals in light of the Company’s actual performance relative to the Company performance goals for the year.

Long Term Compensation.

The Committee seeks to provide the executive officers an opportunity to earn long-term equity incentive awards intended to provide incentives for the creation of value and the corresponding growth of the Company’s stock price over time. The Committee believes that the long-term equity incentive awards should provide an appropriate balance between performance incentive and retention awards since the recipient must remain employed by the Company for an additional period following the performance period in order for the restricted shares to vest.

LTIP Target Opportunities

The Committee sets the target for the three-year LTIP award equal to a percentage of base salary. For each three-year LTIP award, 75% of the target award will be performance-based and 25% of the target award will be service-based. If the target goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 200% of the target LTIP award may be earned.

	Target for the 2024-2026 LTIP Awards
Title	Percentage of Base Salary	Performance-Based Shares	Service-Based Shares	Total Target LTIP Award
Chief Executive Officer	40%	$105,000 (8,314 Performance Shares)	$35,000 (2,771 shares of Restricted Stock)	$140,000
Chief Financial Officer	30%	$59,625 (4,721 Performance Shares)	$19,875 (1,574 shares of Restricted Stock)	$79,500
Chief Technical Officer	20%	$35,250 (2,791 Performance Shares)	$11,750 (930 shares of Restricted Stock)	$47,000

LTIP Performance Metric

The performance metric for the long-term equity incentive awards is based on the Company’s return on invested capital (ROIC) over a three-year period. ROIC is a calculation used to determine how well the company allocates its capital to profitable projects or investments. The calculation of three-year average ROIC is as follows:

3-year average ROIC = 3-year average NOPAT / Beginning Period Invested Capital where:

NOPAT = Net operating profit from continuing operations after tax

Beginning Period Invested Capital = Total Assets from continuing operations – current liabilities from continuing operations + any current portion of long-term debt relating to the Company’s line of credit, each as at December 31 of the year immediately prior to the performance period (i.e., December 31, 2023 for the 2024-2026 performance period).

LTIP Form of Award and Vesting

The performance-based LTIP awards are in the form of Performance Shares under the 2022 Equity Incentive Plan and earned Performance Shares will vest 75% on the date the Committee certifies the achievement of the Performance Goal and, to the extent the Performance Goal is met, the remainder on January 1 of the following year, subject to the executive officer’s continued service with the Company through the applicable vesting date. The service-based portion of the LTIP award will be in the form of Restricted Stock under the 2022 Equity Incentive Plan and will vest one-third per year over three years.

Perquisites and Other Benefits

The Company provides Named Executive Officers with perquisites and other benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program.  The Committee periodically reviews the levels of perquisites and other benefits provided to executive officers.

The Company generally provides employees with medical, life and disability insurance benefits.  All employees are eligible to participate in the Company’s 401(k) Plan to which employees are able to contribute the lesser of up to 92% of their annual salary or the limit prescribed by the Internal Revenue Service.  The Company generally matches 75% of the first 4% of eligible compensation that is contributed to the Plan.  All employee deferral contributions are fully vested upon contribution.  All employees are also participants in the Employee Stock Ownership Plan.

Compensation Policies and Procedures

Stock Ownership Guidelines

In order to enhance the alignment of the interests of the directors and management with shareholders, the Board is developing stock ownership guidelines that will require ownership of Company stock by directors and executive officers who have served in their role as a director or executive officer for a minimum of five years. Directors will be required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least 2 times the annual cash retainer for directors. Executive officers will be required to own Company stock with a market value of at least: (i) 3 times annual base salary for the Chief Executive Officer and (ii) 2 times annual base salary for other executive officers. Director and executive officer stock ownership is reviewed by the Nominating and Corporate Governance Committee on at least an annual basis. For purposes of these guidelines, any Restricted Stock and Performance Shares awarded to an individual will be considered to be “owned” at the target level while such awards remain subject to forfeiture pursuant to the terms of the 2022 Equity Incentive Plan and the applicable award agreement(s).

Hedging and Pledging Policy

The Board has adopted a policy that will prohibit Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.

Recoupment (Clawback) Policy

The Board has adopted a policy, in accordance with recent SEC rules and anticipated amendments to the NYSE American listing standards, that requires the reimbursement of cash and equity incentive compensation under certain circumstances.

Change in Control Arrangements

In order to recruit executives and encourage retention of employees, the Board believes it is appropriate and necessary to protect them in the event of a change in control. It is the Board’s belief that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may result in their job loss, but which may be in the best interests of shareholders. Any change in control benefits will be made pursuant to the Executive Change in Control Severance Plan that was adopted by the Committee on April 19, 2022.

Summary Compensation Table

The Summary Compensation Table below sets forth compensation information for (i) our Chief Executive Officer during 2024, and (ii) each of our two most highly compensated executive officers who were serving as executive officers on December 31, 2024 (collectively “Named Executive Officers”):

Name and Principal Position	Year	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation	All Other Compensation(2)	Total
William F. Farrell, Jr.	2024	$350,000	$35,000	-	$39,635	$424,635
Chief Executive Officer	2023	$350,000	$35,000	$50,000	$35,074	$470,074

Robert A. Fraass	2024	$265,000	$19,875	-	$23,278	$308,153
Chief Financial Officer	2023	$173,269	$39,875	$50,000	$9,288	$272,432

James C. Takacs	2024	$235,053	$11,750	-	$25,873	$272,676
Chief Technical Officer	2023	$235,053	$11,750	$20,000	$22,936	$289,739

(1)

Represents the total grant date fair value of stock awards on the date of the award. The fair value of the service-based awards was based on the closing price of the Company’s common stock as reported on the NYSE American on the applicable grant date. For awards subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions.

(2)

All Other Compensation for 2024 includes (i) $1,613, $1,605 and $1,423 for Messrs. Farrell, Fraass and Takacs, respectively, for life insurance premiums; (ii) $28,182, $11,128 and $19,500 for Messrs. Farrell, Fraass and Takacs, respectively, for health, dental and vision insurance premiums and the reimbursement of medical expenses not covered under the Company’s health insurance plans; (iii) $7,043, $6,545 and $7,177 for Company 401k match for Messrs. Farrell, Fraass and Takacs, respectively; (v) $2,548 and $2,712 for Messrs. Fraase and Takacs, respectively, for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company; and (v) $2,797, $1,453 and $2,239 for Messrs. Farrell, Fraass and Takacs, respectively, in connection with the allocation of shares of Common Stock under the ESOP valued as of the closing price on November 30, 2024 (the date of allocation).

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2024.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested(1)
William F. Farrell, Jr.	9,647	(3)	$106,985	8,723	$96,738
Robert A. Fraass	2,726	(4)	$30,231	4,954	$54,940
James C. Takacs	1,611	(5)	$17,866	2,929	$32,483

(1)	Value is based on the closing price of the Company’s common stock of $11.09 on December 31, 2024, as reported on the NYSE American.
(2)	Represents the threshold number of performance shares awarded under the Company’s Long-Term Incentive Plan for the 2023-2025 and 2024-2026 performance periods.
(3)	Of these shares, 6,786 shares vested on April 1, 2025; 1,938 shares vest on April 1, 2026; and 923 shares vest on April 1, 2027, in each case subject to continued employment.
(4)	Of these shares, 1,101 shares vested on April 1, 2025; 1,101 shares vest on April 1, 2026; and 524 shares vest on April 1, 2027, in each case subject to continued employment.
(5)	Of these shares, 651 shares vested on April 1, 2025; 650 shares vest on April 1, 2026; and 310 shares vest on April 1, 2027, in each case subject to continued employment.

Pay Versus Performance Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.

	Summary Compensation Table Total for PEO(1)(2)		Compensation Actually Paid to PEO(2)(3)		Average		Value of Initial Fixed $100
Year	William Farrell	James Takacs	William Farrell	James Takacs	Summary Compensation Table Total for Non-PEO NEOs (1)(4)	Average Compensation Actually Paid to Non-PEO NEOs (3)(4)	Investment Based on Total Shareholder Return (5)	Net Income (Loss) ($000’s omitted)
2024	$424,635		$402,404		$290,415	$285,308	$87	$(1,623)
2023	$470,074		$501,336		$288,784	$290,360	$99	$(10,787)
2022	$590,343	$306,038	$580,498	$306,038	$310,162	$310,162	$83	$(2,117)

(1)

The dollar amounts reported represent the total compensation for each PEO and the average total compensation for the other Named Executive Officers, in each case as reported in the Summary Compensation Table for the applicable year.

(2)	Our PEOs for each year are as follows: 2024 and 2023: William F. Farrell, Jr. 2022: William F. Farrell, Jr. (April 25 to December 31) and James C. Takacs (January 1 to April 24)
(3)

The dollar amounts reported represent the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our other Named Executive Officers, as computed in accordance with SEC rules, but do not reflect the actual amount of compensation received by our PEO or other Named Executive Officers during the applicable year. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined by reference to (a) for restricted share awards (excluding performance share awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, and (b) for performance share awards that are not market based, the same valuation methodology as restricted share awards above except year-end values are multiplied times the probability of achievement as of each such date. For the portion of Compensation Actually Paid that is based on year-end stock prices, the following prices were used: $11.09, $12.50 and $10.56 for year-end 2024, 2023 and 2022, respectively. For 2024, Compensation Actually Paid reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average Other Named Executive Officers
Total Reported in 2024 Summary Compensation Table (“SCT”)	$424,635	$290,415
Less, Value of Stock Awards Reported in SCT	35,000	15,813
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	30,732	13,884
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	(9,695)	(1,292)
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	-	-
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(8,268)	(1,887)
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	-	-
Total Adjustments	(22,231)	(5,107)
Compensation Actually Paid for Fiscal Year 2024	$402,404	$285,308

(4)

Our Non-PEO NEOs for 2024 were Robert A. Fraass and James C. Takacs. Our Non-PEO NEOs for 2023 were Robert A. Fraass, James C. Takacs and Lisa F. Bencel. Our Non-PEO NEO for 2022 was Lisa F. Bencel. James C. Takacs was also a Non-PEO NEO for a part of each year, however his compensation is excluded from this calculation since his compensation for each full fiscal year is reported in the PEO columns for 2022.

(5)	TSR is cumulative (i.e., 1 year for 2022, 2 years for 2023 and 3 years for 2024) and depicted as a dollar value assuming $100 was invested as of December 31, 2021.

Compensation Actually Paid to Total Shareholder Return and Net Income. Compensation, per the “compensation actually paid” calculation, our total shareholder return and our net income each decreased from 2022 through 2024. In 2023 we decided to sell certain assets and wind down the operations of our wholly-owned subsidiary, The Ontario Knife Company (“OKC”). In summary, the discontinued operation, net of tax, resulted in a loss of approximately $7.2 million for the year ended December 31, 2023 driven by operating losses, the loss on sale of assets, divestiture costs, and non-cash asset impairment charges. See Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for additional information. The discontinued operation, net of tax, resulted in a loss of approximately $111,000 for the year ended December 31, 2024 driven by discontinued operating costs.

The Compensation Committee implemented a new incentive-based compensation structure beginning in 2022 upon the hiring of Mr. Farrell as our CEO and continuing into 2024 for all executive officers as outlined above. We believe the Compensation Actually Paid in 2024 is reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year over year, primarily due to our levels of achievement against pre-established performance goals under our annual and long-term incentive plans.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

The Nominating and Corporate Governance Committee is responsible for the review, approval and ratification of transactions between the Company and a related person. In making its determinations, the Nominating and Corporate Committee consider, among other factors, whether the proposed transaction is in the Company’s best interest and is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Nominating and Corporate Governance Committee may, at its discretion, request an independent appraisal if an independent appraisal has not already been provided. A related party is excluded from participating in the determinations of the Nominating and Corporate Governance Committee.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of April 11, 2025, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock (1)
Servotronics, Inc. Employee Stock Ownership Trust 1110 Maple Street Elma, NY 14059	255,554	(2)	10.0%
Beaver Hollow Wellness, LLC 401 East Amherst Street Buffalo, NY 14215	388,745	(3)	15.2%
Brent D. Baird 1111 Elmwood Ave., Unit #306 Buffalo, NY 14222	278,464		10.9%
Wax Asset Management, LLC Evan H. Wax 44 Cherry Lane Madison, CT 06443	185,854	(4)	7.3%
Star Equity Fund, L.P. 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870	152,152	(5)	6.0%

(1)	The percentages are based upon 2,556,502 shares of Common Stock outstanding as of April 11, 2025.

(2)

The Trustees of the Servotronics, Inc. Employee Stock Ownership Trust (the “ESOT”) directs the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustee may direct the vote of that participant’s shares. As of April 11, 2025, approximately 239,988 shares are allocated to the accounts of participants and approximately 15,566 shares remain unallocated.

(3)

According to a Schedule 13D filed by Beaver Hollow Wellness, LLC (“BHW”), Founders Software, Inc., Paul L, Snyder III, Kathleen Ann Scheffer, Para Bellum Consulting, Inc., Charles C. Alfiero, Christine R. Marlow and Michael W. Dolpp with the SEC on January 16, 2025, BHW is the beneficial owner of 388,745 shares of Common Stock. Founders Software is a member of, and holder of 92% of the issued and outstanding membership interest of, BHW. Mr. Snyder serves as Chief Executive Officer of BHW and the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software. Para Bellum Consulting is a member of BHW and holds the other 8% of the issued and outstanding membership interests of BHW.

(4)

According to an amended Schedule 13D filed by Wax Asset Management, LLC and Evan H. Wax with the SEC on November 22, 2022, 179,389 of these shares of Common Stock are owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant the Adviser voting power over the securities held in client accounts.

(5)

According to an amended Schedule 13D filed with the SEC on March 25, 2025 by Star Equity Fund, LP, Star Equity Holdings, Inc., Star Equity Fund GP, LLC, Star Investment Management, LLC, Star Value, LLC and Jeffrey E. Eberwein (collectively, the “Star Equity Group”), the Star Equity Group is the beneficial owner of 152,152 shares of Common Stock. Each reporting person in the Star Equity Group disclaims beneficial ownership of such Shares except to the extent of his or its pecuniary interest therein.

Security Ownership of Management and Directors

The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of April 11, 2025:

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock (1)
Brent D. Baird	278,464		10.9%
William F. Farrell, Jr.	24,429	(2)	*
Robert A. Fraass	5,740	(3)	*
Karen L. Howard	6,465		*
Christopher M. Marks	15,500		*
James C. Takacs	35,352	(4)	1.4%
Evan H. Wax	185,854	(5)	7.3%
Servotronics, Inc. Employee Stock Ownership Trust	255,554	(6)	10.0%
All directors, nominees and executive officers as a group	785,137		30.7%

*	Less than 1.0%.

(1)	The percentages are based upon 2,556,502 shares of Common Stock outstanding as of April 11, 2025.

(2)	Includes 604 shares allocated to Mr. Farrell’s account under the ESOT.

(3)	Includes 131 shares allocated to Mr. Fraass’ account under the ESOT.

(4)	Includes 21,486 shares allocated to Mr. Takacs’ account under the ESOT.

(5)

Includes 179,389 shares owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Mr. Wax is the President of Wax Asset Management, LLC.

(6)

Messrs. Farrell and Fraass are trustees of the ESOT and could be deemed to have shared investment and/or voting power over those shares. The ESOT holds an aggregate of 255,554 shares of Common Stock, including 604 shares credited to the ESOT account of Mr. Farrell, 131 shares credited to the ESOT account of Mr. Fraass and 21,486 shares credited to the ESOT account of Mr. Takacs, previously reported in this table.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2024 with the exception of certain sale transactions by BHW that were mentioned in a Schedule 13D filed by BHW on October 15, 2024, but were not reported under Section 16(a).

AUDIT COMMITTEE MATTERS

Auditor Fees and Services

The following table shows fees for the audit and other services provided by Freed Maxick P.C. for 2024 and 2023.

	2024	2023
Audit Fees(1)	$207,877	$256,800
Tax Fees(2)	$53,400	$49,560
Total	$261,277	$306,260

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.

(2)	Tax service fees principally included fees for tax preparation, tax consulting services and tax compliance services.

Policy for Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves audit and non-audit services provided by Freed Maxick. The Audit Committee has considered whether provision of the services described above is compatible with maintaining our accountant’s independence and has determined that such services have not adversely affected Freed Maxick’s independence.

OTHER MATTERS

Our management does not know of any other matters to come before the 2025 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2026 ANNUAL MEETING

Shareholder Proposals for Inclusion in the Proxy Material for the 2026 Annual Meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the Company no later than December 25, 2025, assuming the meeting is held within 30 days of the calendar date of the 2025 Annual Meeting. The proposal must comply fully with the requirements of Rule 14a-8.

Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2026 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 1110 Maple Street, P.O. Box 300, Elma, New York 14059, Attention: Secretary, no later than December 25, 2025, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2026 Annual Meeting of Shareholders.

Shareholder Proposals for Consideration at the 2026 Annual Meeting, but not for Inclusion in the Proxy Materials

In accordance with our By-laws, any shareholder proposal to be considered at next year’s annual meeting but not for inclusion in the proxy statement must be delivered to our Corporate Secretary no later than February 3, 2026, assuming the meeting is held within 30 days of the calendar date of the 2025 Annual Meeting. The notice must comply fully with the requirements of the By-laws.

Shareholder Nominations of Director Candidates for the 2026 Annual Meeting

Under our By-laws, a shareholder of record may nominate a person for election as a director at next year’s annual meeting if the shareholder has delivered timely notice to our Corporate Secretary setting forth:

•	the name, age, business address and residence address of each proposed nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Servotronics capital stock which are owned of record and beneficially by each such nominee;

•

a written questionnaire with respect to the background and qualification of such proposed nominee and a written statement and agreement executed by each such nominee acknowledging that such person: (A) consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, (B) intends to serve as a director for the full term for which such person is standing for election, and (C) makes certain other representations as set forth in the By-laws;

•	certain information regarding the proposing shareholder; and

•	any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

To be timely, a shareholder’s notice must be delivered to our Corporate Secretary not later than February 3, 2026. The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board. Any nomination that does not comply with the procedures set forth in our By-laws will be void.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2026.

The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations, including the candidate’s name and background information, to the Committee by directing them in care of our Corporate Secretary.

All such notices, proposals, nominations and recommendations should be directed to the attention of our Corporate Secretary at Servotronics, Inc., 1110 Maple Street, P.O. Box 300, Elma, New York 14059.

BY ORDER OF THE BOARD OF DIRECTORS

BERNADINE E. KUCINSKI Secretary

April 24, 2025

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Company’s current directors and director nominees is c/o Servotronics, Inc., 1110 Maple Street, Elma, NY 14059.

Name	Present Principal Occupation
Brent D. Baird	Private investor
William F. Farrell, Jr.	Chief Executive Officer of the Company
Karen L. Howard	Former (Retired) Executive Vice President of Kei Advisors LLC
Christopher M. Marks	Member, Jensen, Marks, Langer & Vance, LLC
Evan H. Wax	Managing Member, Wax Asset Management LLC

Officers

The officers of the Company who are Participants are Robert A. Fraass and James C. Takacs. The business address for each is c/o Servotronics, Inc., 1110 Maple Street, Elma, NY 14059. Their present principal occupations are stated below. Mr. Farrell is also an executive officer of the Company but is listed above as a Director and Director Nominee.

Name	Present Principal Occupation
Robert A. Fraass	Chief Financial Officer of the Company
James C. Takacs	Chief Technical Officer of the Company

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by the Participants as of April 11, 2025 is set forth in the section titled “Security Ownership of Management and Directors” in this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
Brent D. Baird	06/09/2023 05/10/2024	Common Stock Common Stock	2,082 1,996	Grant of Director Retainer Award Grant of Director Retainer Award

William F. Farrell, Jr.	12/13/2023 12/19/2023 03/25/2024 04/01/2024 12/13/2024 02/19/2025 04/01/2025	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	3,043 (1,748) 2,771 (1,820) (366) 3,411 (2,806)	Grant of Restricted Stock Tax Withholding upon Vesting Grant of Restricted Stock Tax Withholding upon Vesting Tax Withholding upon Vesting Grant of Restricted Stock Tax Withholding upon Vesting

Robert A. Fraass	05/01/2023 12/13/2023 03/25/2024 05/01/2024 12/13/2024 02/19/2025 04/01/2025	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	1,759 1,728 1,574 (726) (208) 1,937 (455)	Grant of Restricted Stock Grant of Restricted Stock Grant of Restricted Stock Tax Withholding upon Vesting Tax Withholding upon Vesting Grant of Restricted Stock Tax Withholding upon Vesting

A-1

Karen L. Howard	06/09/2023 05/10/2024	Common Stock Common Stock	2,082 1,996	Grant of Director Retainer Award Grant of Director Retainer Award

Christopher M. Marks	06/09/2023 05/10/2024	Common Stock Common Stock	2,082 1,996	Grant of Director Retainer Award Grant of Director Retainer Award

James C. Takacs	12/13/2023 03/25/2024 08/12/2024 08/19/2024 08/29/2024 12/13/2024 02/19/2025 04/01/2025	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	1,022 930 (3,500) (1,500) (3,500) (123) 1,145 (269)	Grant of Restricted Stock Grant of Restricted Stock Open Market Sale Open Market Sale Open Market Sale Tax Withholding upon Vesting Grant of Restricted Stock Tax Withholding upon Vesting

Evan H. Wax	06/09/2023 05/10/2024	Common Stock Common Stock	2,082 1,996	Grant of Director Retainer Award Grant of Director Retainer Award

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) that is material to such person’s ability or integrity during the past ten years.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

A-2

SERVOTRONICS
Your Partner for Performance

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

VOTE BY TELEPHONE

Please have your BLUE universal proxy card available when you call the **toll-free number 1-888-693-8683** using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET

Please have your BLUE universal proxy card available when you access the website **www.cesvote.com** and follow the simple directions that will be presented to you.

VOTE BY MAIL

Please mark, sign and date your BLUE universal proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS BLUE UNIVERSAL PROXY CARD TODAY!

Control Number ➔

If submitting your BLUE universal proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

SERVOTRONICS, INC.

BLUE UNIVERSAL PROXY CARD

This proxy is solicited by the Board of Directors

The undersigned hereby appoints William F. Farrell, Jr. and Bernadine E. Kucinski or either of them, with full powers of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Servotronics, Inc. ("Servotronics" or the "Company") that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on June 3, 2025 at 9:00 a.m., local time, which will be conducted via live webcast to be held virtually at www.cesonlineservices.com/svt25_vm, and any adjournment or postponement thereof (the "Shareholders" Meeting"), upon those matters as described in the Proxy Statement for the Shareholders' Meeting, with all the powers the undersigned would possess if personally present at such meeting as follows:

This proxy will be voted as directed, but if no instructions are specified, this proxy, when properly signed and dated, will be voted "FOR" the five (5) Company nominees for Director listed in proposal 1, "FOR" proposals 2 and 4, and "1-Year" for proposal 3. If any other business is presented at the Annual Meeting, including whether or not to adjourn this meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned acknowledges receipt from Servotronics, Inc. prior to the execution of this proxy of a Notice of the 2025 Annual Meeting of Shareholders, annual report and a proxy statement dated April 24, 2025.

Signature

Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

(Continued and to be marked on the other side)

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.viewourmaterial.com/SVT

If you have any questions, require assistance in voting your **BLUE** universal proxy card, or need additional copies of the Company's proxy materials, please contact our proxy solicitor:

Georgeson

TO SUBMIT YOUR BLUE PROXY BY MAIL, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

SERVOTRONICS, INC. **BLUE UNIVERSAL PROXY CARD**

The Board of Directors recommends a vote "FOR" only the five (5) Company nominees 1A – 1E listed in Proposal 1, "FOR" Proposals 2 and 4, and "1-YEAR" for Proposal 3. If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted "FOR" the five (5) Company recommended nominees 1A – 1E, "FOR" Proposals 2 and 4, and "1-YEAR" for Proposal 3.

1. Election of Directors:

Election of five (5) directors for a term to expire at the Annual Meeting of Shareholders in 2026, as set forth in the Proxy Statement. Vote **"FOR"** up to five (5) nominees in total. You are permitted to vote **"FOR"** fewer than five (5) nominees. If you vote **"FOR"** fewer than five (5) nominees, your shares will be voted **"FOR"** those nominees you have so marked. If you vote **"FOR"** more than five (5) nominees, all of your votes on Proposal 1 will be invalid and will not be counted.

DO NOT VOTE "FOR" MORE THAN FIVE (5) NOMINEES

Company Nominees:

The Board of Directors recommends you vote "FOR" the following five (5) Company Nominees 1A – 1E:

	FOR	WITHHOLD
(1A) Brent D. Baird	☐	☐
(1B) William F. Farrell, Jr.	☐	☐
(1C) Karen L. Howard	☐	☐
(1D) Christopher M. Marks	☐	☐
(1E) Evan H. Wax	☐	☐

BHW Nominees Opposed by the Company:

The Board of Directors recommends that you do NOT vote for any of the following four (4) BHW nominees 1F – 1 I:

	FOR	WITHHOLD
(1F) Charles C. Alfiero	☐	☐
(1G) Michael W. Dolpp	☐	☐
(1H) Christine R. Marlow	☐	☐
(1I) Paul L. Snyder III	☐	☐

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. Non-binding advisory vote regarding the frequency of stockholder advisory votes on the compensation of Named Executive Officers.

☐ **1-YEAR** ☐ **2-YEARS** ☐ **3-YEARS** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Continued and to be signed on the reverse side